Exhibit 10(h)(xxx)

FIRST AMENDMENT TO THE

IDAHO POWER COMPANY

SECURITY PLAN FOR SENIOR MANAGEMENT EMPLOYEES

WHEREAS, Idaho Power Company (the "Company") adopted the Security Plan for Senior Management Employees (the "Plan" or pre-2005 plan and sometimes referred to as Plan I), which most recently was amended and restated effective November 20, 2003; and

WHEREAS, Section 409A, as added to the Internal Revenue Code, applies to all compensation deferred, including earnings thereon, on or after January 1, 2005, and permits compensation deferred prior to said date under a deferred compensation plan to be grandfathered from 409A, provided the plan is not materially modified after October 3, 2004; and

WHEREAS, the Company desires to freeze the accrual of benefits provided under this Plan through December 31, 2004, and has established a new Security Plan for Senior Management Employees effective January 1, 2005 that is compliant with 409A (the post - 2004 plan is sometimes referred to Plan I; and

WHEREAS, the Company intends, by this First Amendment, to clarify certain provisions of the Plan, but not to make any material modifications as defined in the regulations issued under 409A, to this Plan;

NOW THEREFORE, Plan I is hereby amended, retroactive to December 31, 2004, as follows:

1.                  Article I is amended by inserting "I" after "Security Plan for Senior Management Employees," and by amending the second sentence to read:

"It is intended that the Plan will aid in attracting individuals of exceptional ability and retain those critical to the operation of the Company by providing them with these benefits."

2.                  The first sentence of Article II is amended to read:

"As used in this Plan, the following terms shall be defined as stated in this Article, as interpreted by the Administrative Committee pursuant to its authority granted by Section 9.1 of this Plan."

3.                  A new Section 2.2a is hereby added as follows:

"Affiliate.  "Affiliate" shall mean a business entity that is affiliated in ownership with the Company or an Employer and is recognized as an Affiliate by the Company for the purposes of this Plan."

4.                  Section 2.5 is amended to read:

"Change in Control.  "Change in Control" shall mean any of the following events:

(a)       any person, or more than one person acting as a group, acquires ownership of stock of IDACORP, Inc. that, together with all other stock held by such person or persons, constitutes more than 50% of the total fair market value or total voting power of the stock of IDACORP, Inc.

(b)       any person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of thirty-five percent (35%) or more of the voting stock of IDACORP, Inc.

(c)        any person, or more than one person acting as a group, other than an Affiliate of IDACORP (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1933), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from IDACORP, Inc. that have a total fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the corporation immediately prior to such acquisition or acquisitions.  (For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets).

(d)       a majority of members of the Board of Directors of IDACORP, Inc. is replaced during any twelve (12) month period, such that, individuals who at the beginning of such period constitute the Board of IDACORP, Inc. cease for any reason to constitute a majority thereof, unless the appointment or election of each new director was endorsed by a majority of the directors in office prior to such appointment or election.

(e)       any event described in (a) through (d) above occurs with respect to the Company, except that IDACORP, Inc. and its Affiliates shall not be considered persons for purposes of determining whether there has been a change in control."

5.                  Section 2.11 is amended to read as follows:

"Early Retirement Date.  "Early Retirement Date" shall mean a Participant's Termination Date, if such termination occurs on or after such Participant's:

(i)         Attainment of age fifty-five (55); or

(ii)        Completion of thirty (30) years of Credited Service under the Retirement Plan but prior to Participant's Normal Retirement Date."

6.                  Section 2.12 is amended to read:

"Employer.  "Employer" shall mean the Company and any business affiliated with the Company that employs persons who are approved by the Board or the Administrative Committee for participation in this Plan."

7.         Section 2.13 is amended by adding the following:  "Not withstanding the foregoing, because the benefits payable under this Plan are frozen as of December 31, 2004, Compensation paid after that date shall not be taken into account."

8.         Section 2.17 is amended to read:

"Normal Retirement Date.  "Normal Retirement Date" shall mean a Participant's Termination Date if the termination occurs on or after the Participant attains age sixty-two (62)."

9.         Section 2.24 is amended to read:

"Termination Date.  "Termination Date" shall mean the actual date a Participant's employment with the Employer terminates by resignation, discharge, death, Retirement or by any other method."

10.       Section 2.25 is amended to read:

"Years of Participation.  "Years of Participation" shall be twelve (12) month periods, and portions thereof, which shall begin on the earlier of the date an individual, who has been designated by the Employer, is approved by the Administrative Committee, pursuant to Section 3.1, or the date designated by the Administrative Committee, and shall end on the earlier of a Participant's Termination Date, or the date the Participant's experiences a change in status, as provided in Sections 3.3 and 3.4, or December 31, 2004.  Partial Years of Participation, if any, shall be used in determining benefits under this Plan."

11.       Section 3.1 is amended to read:

"Eligibility.  "Eligibility" to participate in this Plan is limited to those key employees of the Employer who are designated, from time to time, by the Employer subject to approval of the Administrative Committee."

12.       Section 3.4 is amended by adding the following:

"A Participant who is not allowed to continue participation in this Plan will not have benefits determined nor receive benefits under Article VI until his or her Termination Date."

13.       Section 6.1 is amended by inserting "with the Employer" after "terminates" in the first sentence, and by deleting the last sentence.

14.       Section 6.2 is amended by inserting "with the Employer" after "terminates" in the first sentence, and by deleting the last sentence.

15.       The first sentence of Section 6.3(a) is amended to read:

"If termination occurs with approval or if the Participant's employment with the Employer terminates within a Change of Control Period, the Early Retirement Factor shall be as described below:"

16.       The last sentence of Section 6.3(a) is amended to read:

"Early Retirement Factors will be prorated to reflect retirement based upon completed months rather than an exact age."

17.       The first sentence of Section 6.4 is amended to read:

"If a Participant's employment with the Employer terminates prior to his or her death, Normal Retirement Date or Early Retirement Date, and not within a Change of Control Period, the Employer shall pay to the Participant, commencing on the first day of the month following the Participant's fifty-fifth (55th) birthday, the Security Plan Retirement Benefit as determined under this section."

18.       The second sentence in Subsection 6.4.1 is amended by substituting "multiplied" for "further reduced".

19.       Section 6.6 is amended to read:

"Form of Payment.  The Security Plan Retirement Benefit shall be paid as a single life annuity for the lifetime of the Participant.

(a)       The Participant may also elect to receive Actuarial Equivalent payments in one of the forms of benefit listed below:

(i)         A joint and survivor annuity with payments continued to the surviving spouse at an amount equal to two-thirds (2/3) of the Participant's benefit.

(ii)        A joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the Participant's benefit.

(iii)       A single life annuity, if the Participant had previously elected one of the joint and survivor annuity options listed above.

20.       The fourth sentence of Section 7.4 is amended by substituting "Employer" for "Company".

21.       The first sentence of Section 9.1 is amended to read:  "This Plan shall be administered by an Administrative Committee, which shall be the Chief Executive Officer of the Company and the Fiduciary Committee approved by the Compensation Committee."

22.       Except as otherwise provided herein, each of the terms of Plan I shall remain in full force and effect.

IN WITNESS WHEREOF the Company has executed this First Amendment this 8 day of May, 2006.

IDAHO POWER COMPANY

By:_/s/ J. LaMont Keen

Chief Executive Officer

By:_/s/ Thomas R. Saldin

Secretary